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                       KEY EMPLOYEE EMPLOYMENT AGREEMENT

         This Key Employee Employment Agreement (Agreement) is made and entered into as of this 24 day of October, 2003, by and between Calais Resources Colorado, Inc., a Nevada corporation, and Calais Resources, Inc. a British Columbia, Canada corporation ("Corporation" or "Employer"), and Matt Witt (Employee.)

         WHEREAS, Corporation is located at 8400 E. Crescent Parkway, #675, Greenwood Village, CO 80111.

         WHEREAS, Employer desires to employ Employee as its chief financial officer (CFO) and Employee is willing to accept such employment by Employer, on the terms, and subject to the conditions set forth in this Agreement.

         WHEREAS, Employee understands and agrees that the Corporation is a publicly traded entity (as that term is normally used in the course of business) and is therefore subject to the rules and regulations of both state and federal securities regulators;

         NOW THEREFORE, for and in consideration of the mutual covenants found herein and for other good and valuable consideration which the parties agree is adequate, it is agreed as follows:

         I.                DUTIES

         During the term of this Agreement, Employee agrees to be employed by and to serve Employer as its CFO. Employee shall devote his good faith best efforts, time, energy, and skill to the affairs of the Employer and at all times during the term of this Agreement shall have powers and duties that are at least commensurate with his position.

         II.      TERM OF EMPLOYMENT.

                  A. DEFINITIONS. For the purposes of this Agreement these terms shall have the following meaning:

                  i. "Termination For Cause" shall mean termination by Employer of Employee by reason of Employee's: (i) deliberate injury or attempted injury to, Employer; or (ii) by reason of Employee's material breach of this Agreement which has resulted in injury to Employer.

                  ii. "Termination Other Than For Cause" shall mean termination by Employer or Employee of Employee's position, for any reason other than as found in Termination for Cause.

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                  B.       INITIAL TERM.

         The "Effective Date" shall be considered to be the date of the signing of this Agreement. The term of employment of Employee by Employer shall be for a period of two (2) years, beginning with the Effective Date (Initial Term).

         At any time prior to the expiration of the Initial Term, Employer and Employee may by mutual written agreement extend Employee's employment under the terms of this Agreement for such additional periods as they may agree.

                  C.       TERMINATION FOR CAUSE

         Termination For Cause may be effected by Employer at any time during the Initial Term of this Agreement, or any renewal or extension thereof, upon written notification to the Employee. Upon Termination For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, any deferred compensation plan in which the Employee is fully vested, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         To the extent that the Employee owns any of Employer's capital stock, the Employee shall not be required to sell the same.

                  D.       TERMINATION OTHER THAN FOR CAUSE.

         Termination Other Than For Cause may be effected by Employer at any time during the Initial Term of this Agreement, or any renewal or extension thereof, upon written notification to the Employee. Upon Termination Other Than For Cause, Employee shall promptly be paid all salary, bonus compensation, any deferred compensation plan in which the Employee is fully vested, vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of remaining time left in two year contract.

         To the extent that the Employee owns any of the Employer's capital stock, the Employee shall not be required to sell the same.

         Notwithstanding anything herein to the contrary, at any time that the Employee agrees to personally guaranty any corporate action, including, but not limited to, any contract, agreement, purchase agreement, or otherwise, the Employee cannot be terminated for cause or without cause until said guaranty has been terminated by the Employer wherein the Employee is relieved of any further personal liability under such agreement. At such time as he is so removed, then the Employer shall be free to terminate the Employee in accordance with the terms of this Agreement.

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                  E.       TERMINATION BY REASON OF DEATH

         In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Employer shall promptly pay to his estate or such beneficiaries as Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, deferred compensation to the extent that the same is fully vested in the Employee, any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination as described herein.

         The Employee through his estate, shall not be required to sell any capital stock that he holds.

         I.       NOTICE OF TERMINATION.

         As to Termination for other than Cause, Employer may effect the termination upon giving thirty (30) calendar days' written notice to the other party.

         In the event of Termination for Cause, the termination shall be effective upon one (1) hours written notice from the Employer. In the latter event, the Employee shall only be permitted to remove from the premises her personal items, which in any event shall not include any computer file, disk, storage media, or other written, printed, copied, or computer based information. He may remove personal files from the computer only with the express permission of the Employer who shall supervise the removal of the same from the computer.

         II.      SALARY, BENEFITS AND BONUS COMPENSATION.

                  A.       BASE SALARY.

         As payment for the services to be rendered by Employee and subject to the above terms and conditions, Employer agrees to pay to Employee a salary in the amount of One Hundred Thirty Thousand and 00/100 ($130,000) per annum (Salary) payable at the rate of $5,000 every two weeks and shall be subject to "Withholding" as that term is defined below.

         Employee's Salary shall be reviewed annually by the Board of Directors which may, in its discretion, authorize an increase in Employee's Salary for such year in an amount as it deems appropriate. There can be no guaranty that any such increase in salary will be authorized during any year.

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                  B.       BONUSES.

         Employee shall be eligible to receive a discretionary bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors. There can be no guaranty that any discretionary bonus will be authorized during any year.

                  C.       ADDITIONAL BENEFITS.

         During the term of this Agreement, Employee shall be entitled to the following benefits:

                  i. Employee Benefits. Employee shall be eligible to participate in such of Employer's benefits, including, but not limited to, health insurance coverage, and deferred compensation plans as are now generally available or later made generally available to salaried employees of the Employer,

                  ii. Vacation Employee shall be entitled to 2+ weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

                  iii. Life Insurance. For the term of this Agreement and any extensions thereof, Employer may, at its expense, procure and keep in effect term life insurance on the life of Employee payable to Employer in the aggregate amount of $500,000.

                  iv. Automobile Allowance. For the term of this agreement and any extensions thereof the corporation shall provide officer with an automobile allowance of $0 annually.

                  v. Reimbursement for Expenses. During the term of this Agreement, Employer shall reimburse Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Employee in connection with his duties under this Agreement.

                  vi. Stock Options As soon as is practicable, the Corporation shall issue to Employee stock options as follows:

                           A.       500,000 shares of its common stock at an
option price of $3.00 per share;

                           B.       500,000 shares of its common stock at an
option price of $5.00 per share;

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and all such shares and the rights to exercise the same being jointly known as the "Options". Warrants may be substituted for options.

                  D.       WITHHOLDINGS.

         All compensation and benefits to Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

         III.     CONFIDENTIALITY.

         Employee agrees that all confidential and proprietary information relating to the business of Employer shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Employer's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

         IV.      MISCELLANEOUS PROVISIONS

                  A. Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

                  B. Survival. Any of the terms and covenants contained in this Agreement which require the performance of either party after the termination thereof for any reason shall survive the termination and shall remain enforceable.

                  C. Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

                  D. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and as applicable all federal laws relating to the issuance of options by a publicly traded entity.

                  E. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement or in any appeal therefrom, it is agreed that the "Prevailing Party" shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court. For the purposes of this Agreement, the "Prevailing Party" shall be deemed to be the party that has prevailed on a majority of the material issues before the trier of fact and law.

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                  F.       Entire Agreement. This Agreement contains the entire
understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

                  G. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

                  H. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  I. Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

         Done as of the date first found above.

CALAIS RESOURCES COLORADO, INC.
CALAIS RESOURCES, INC.

by:      /s/ Tom Hendricks                    /s/ Matt Witt
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         Tom Hendricks                        Matt Witt

         /s/ Robert Akright
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         Bob Akright